Registration No. 333-50340



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                           ORASURE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                         36-4370966
  (State of incorporation)                     (IRS Employer Identification No.)

       150 Webster Street
       Bethlehem, Pennsylania                                18015
(Address of principal executive offices)                   (Zip Code)


                  ORASURE TECHNOLOGIES, INC. 2000 STOCK AWARD PLAN ORASURE TECHNOLOGIES, INC. EMPLOYEE INCENTIVE
                     AND NON-QUALIFIED STOCK OPTION PLAN
                  EPITOPE, INC. 1991 STOCK AWARD PLAN
                  NONQUALIFIED STOCK OPTION AGREEMENT FOR
                     DISCOUNTED NON-PLAN OPTION GRANTED TO
                     ROBERT D. THOMPSON
                  AGRITOPE, INC. 1992 STOCK AWARD PLAN
                           (Full titles of the plans)


                                 Jack E. Jerrett
                       Vice President and General Counsel
                           OraSure Technologies, Inc.
                               150 Webster Street
                          Bethlehem, Pennsylvania 18015
                            Telephone (610) 882-1820
           (Name, address, and telephone number of agent for service)

     This post-effective amendment No. 2 to registration statement on Form S-8 (file no. 333-50340) is being filed to add plan titles to the cover page, which were inadvertently omitted from the original filing. The opinion of counsel and power of attorney are also being revised to include reference to the additional plans. No other changes are being made to the original filing and the number of registered shares remains the same.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bethlehem, state of Pennsylvania, on the 12th of February, 2002.

                                    OraSure Technologies, Inc.
                                    (Registrant)

                                    By     /s/ Michael J. Gausling
                                           -------------------------------------
                                           Michael J. Gausling
                                           Chief Executive Officer and President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities indicated as of the 12th day of February, 2002.

      Signature                               Title

      (1)  Principal Executive Officer

      /s/ Michael J. Gausling
      --------------------------------
      Michael J. Gausling                    Chief Executive Officer,  President
                                             and Director

      (2)  Principal Financial Officer

      /s/ Ronald H. Spair
      --------------------------------
      Ronald H. Spair                        Executive Vice President  and Chief
                                             Financial Officer

      (3)  Principal Accounting Officer

      /s/ Mark L. Kuna
      --------------------------------
      Mark L. Kuna                           Controller

      (4)  A majority of the Board of Directors


      * FRANK G. HAUSMANN                 Director
      * MICHAEL G. BOLTON                 Director
      * WILLIAM W. CROUSE                 Director
      * ROGER L. PRINGLE                  Director
      * CARTER H. ECKERT                  Director




* By  /s/ Michael J. Gausling
      --------------------------------
      Michael J. Gausling
      Attorney-in-fact

                                INDEX TO EXHIBITS


4.1 Certificate of Incorporation of the registrant. Incorporated by reference to Exhibit 3.1 to the registrant's Registration Statement on Form S-4 (File No. 333-39210) ("Form S-4").

4.1.1 Certificate of Amendment to Certificate of Incorporation dated May 23, 2000. Incorporated by reference to Exhibit 3.1.1 to Form S-4.

4.2 Amended and Restated Bylaws of the registrant. Incorporated by reference to Exhibit 10 to registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

4.3 Rights Agreement dated as of May 6, 2000, between the registrant and ChaseMellon Shareholder Services, L.L.C. Incorporated by reference to
      Exhibit 4.2 to Form S-4.

5     Opinion of Miller Nash LLP.

23.1  Consent of PricewaterhouseCoopers LLP.*

23.2  Consent of Arthur Andersen LLP.*

23.3  Consent of Miller Nash LLP.  Included in Exhibit 5.

24    Power of attorney of certain officers and directors.

*Previously filed


     Other exhibits listed in Item 601 to Regulation S-K are not applicable.